EXHIBIT 10.37

FIFTH AMENDMENT

TO THE

WESBANCO, INC. KSOP

(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2014)

WHEREAS, WesBanco, Inc. (the “Company”) maintains the WesBanco, Inc. KSOP, as amended and restated effective January 1, 2014 (the “Plan”); and

WHEREAS, Section 12.6 of the Plan reserves to the Company the right to amend the Plan at any time; and

WHEREAS, the Company heretofore has amended the Plan from time to time; and

WHEREAS, the Company has decided to amend the Plan further to address service credit and eligibility with respect to an acquired group of employees;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Effective August 20, 2018, new Article 23 is added immediately after Article 22, to read as follows:

Article 23

Service Credit for Former Farmers Capital Bank Corporation Employees

Notwithstanding anything in this Plan to the contrary, (a) an individual who was formerly employed by Farmers Capital Bank Corporation (“FCBC”) and its subsidiaries and who becomes an Employee of the Employer on August 20, 2018, as a result of the merger of FCBC with and into the Company (“Former FCBC Employee”), shall receive credit for his prior service with FCBC such that his date of employment with FCBC shall be treated as his Date of Employment with the Employer for eligibility and vesting purposes under this Plan, and (b) for purposes of Article 3, any Former FCBC Employee shall become a Participant on August 20, 2018.

IN WITNESS WHEREOF, this Fifth Amendment of the Plan is, by the authority of the Board of Directors of the Company, executed on behalf of the Company this 15th day of August, 2018.

Wesbanco, Inc.

By:	/s/ Todd F. Clossin
Todd F. Clossin, President & CEO

ATTEST:
/s/ Linda M. Woodfin
Linda M. Woodfin, Secretary